Exhibit 4.3
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                                    MORTGAGE
                              (Commercial Property)
                                    (INDIANA)

NAME OF BANK:  OLD KENT BANK
ADDRESS:  218 W. Washington Street
CITY: South Bend;   STATE: MI         Zip: 46601

         THIS MORTGAGE is made on the 31st day of July 2001 between MORGAN DRIVE AWAY, INC., an Indiana Corporation of 2746 Old US 20 West, Elkhart, IN 46515 ("Mortgagor"), and the bank named above, a Michigan banking corporation ("Bank").

         FOR VALUE RECEIVED, Mortgagor mortgages and warrants to Bank land located in the ________ of _______________, County of Elkhart, State of Indiana, described as follows:

                             SEE ATTACHED SCHEDULE A

Property Address:   2746 Old US 20 West
                    Elkhart, IN  46515

and (a) all buildings, structures and other improvements now or in the future located an the land and all easements, hereditaments and appurtenances now or in the future belonging to the land, (b) all fixtures now or in the future attached to or used in connection with the land, (c) all equipment (including, without limitation, all machinery, engines, boilers, elevators and plumbing, heating, air conditioning and ventilating equipment) now or in the future located on the land, all of which equipment shall be considered to be fixtures and a part of the really, and (d) all rents, income and profits arising from the land or from the buildings, structures, other improvements, fixtures and equipment now or in the future located on the land. In this Mortgage, the above-described land, buildings, structures, improvements, easements, hereditaments, appurtenances, fixtures and equipment are collectively called "the premises."

         THIS MORTGAGE SECURES PAYMENT AND PERFORMANCE OF ALL INDEBTEDNESS AND OBLIGATIONS NOW AND IN THE FUTURE OWING TO BANK BY MORTGAGOR, including all obligations of Mortgagor under this Mortgage. IF ANY PROMISSORY NOTE, GUARANTY OR OTHER DOCUMENT LISTED BELOW HAS BEEN EXECUTED BY A PARTY OTHER THAN MORTGAGOR ("THIRD-PARTY OBLIGOR"), THEN THIS MORTGAGE ALSO SECURES PAYMENT AND PERFORMANCE OF ALL INDEBTEDNESS AND OBLIGATIONS NOW AND IN THE FUTURE OWING TO BANK BY THE THIRD-PARTY OBLIGOR. The indebtedness and obligations now owing to Bank by Mortgagor and/or by any Third-Party Obligor include, BUT ARE NOT NECESSARILY LIMITED TO, the indebtedness and obligations evidenced by any promissory notes, guarantees and documents listed below:

Note, Guaranty or   Date           Principal Amount    Party Who Executed
Document                             (if Any)          (if Other Than Mortgagor)

Promissory Note     July 31, 2001    $500,000.00

         Mortgagor and any Third-Party Obligor are sometimes referred to in this Mortgage as "Obligors." If any Obligor is more than one person, this Mortgage also secures all Indebtedness and obligations now and in the future owing to Bank by any one or more of those persons, regardless of whether the remaining person or persons are not liable for any such indebtedness or obligations or whether one or more persons other than an Obligor are also liable for such indebtedness and obligations.

         The maximum amount of future obligations and advances that may be secured by this Mortgage to the same extent as if the future obligations and advances were made on the date of execution of this Mortgage (whether made as an obligation, made at the option of Lender, made after a reduction to zero or other balance, or made otherwise) is $500,000.00. The preceding sentence is included solely to establish the priority of the lien of this Mortgage and does not create or imply any obligation of Bank to make loans or extend credit to Mortgagor other than as Bank may have expressly agreed to in writing.

         This Mortgage secures all present and future indebtedness and obligations owing to Bank by each Obligor, regardless of whether any such indebtedness or obligation is (a) not listed above, (b) not presently intended or contemplated by Bank or any Obligor, (c) indirect, contingent or secondary,
(d) unrelated to the premises or to any financing of the premises by Bank, (e) of a kind or class that is different from any indebtedness or obligation now owing to Bank by any Obligor, or (f) evidenced by a note or other document that does not refer to this Mortgage.

         If Bank assigns this Mortgage and the indebtedness that is secured by it at the time of assignment, then this Mortgage shall also secure all indebtedness and obligations then and in the future owing to the assignee by Mortgagor and any Third-Party Obligor. From and after the assignment, each reference in this Mortgage to Bank shall be considered to refer to the assignee.

         The  indebtedness   and  obligations   secured  by  this  Mortgage  are
collectively referred to in this Mortgage as the "Indebtedness."

         Mortgagor further warrants, represents and agrees as follows:

         1. Payment of Indebtedness. Mortgagor agrees to pay or perform all of the Indebtedness now or in the future owing by Mortgagor, including all interest on it, in accordance with the terms of the instruments, documents or agreements evidencing it ("Instruments"), without relief from any valuation or appraisement laws.

         2. Warranties. Mortgagor warrants and represents to Bank that all financial statements and other information concerning Mortgagor, the premises, any guarantor of any of the Indebtedness and any person obligated on any of the Indebtedness, that have been or in the future are furnished to Bank, are and shall be true and correct in all material respects; that the execution, delivery and performance of this Mortgage by Mortgagor will not violate any law, rule, judgment, order, agreement or instrument binding upon Mortgagor and will not require the approval of any public authority or any third party; and that this Mortgage is the valid and binding obligation of Mortgagor, enforceable in accordance with its terms. If Mortgagor is a corporation, partnership, limited liability company, association, trust or other entity, Mortgagor further represents and warrants to Bank that Mortgagor is duly organized and validly existing in good standing in the State of Michigan or other jurisdiction indicated in the first paragraph of this Mortgage; that Mortgagor has full power and authority to carry on its business as presently conducted and to enter into and perform its obligations under this Mortgage; that the execution, delivery and performance of this Mortgage by Mortgagor have been duly authorized by all necessary action of its board of directors, trustees, partners, members, managers or other governing body and will not violate Mortgagor's articles or certificate of incorporation, bylaws, partnership agreement, articles of organization, operating agreement. articles of association, trust agreement or other governing instrument and will not require the approval of its shareholders or members.

         3. Assignment of Interest as Lessee or Purchaser. Mortgagor assigns and mortgages to Bank, as additional security for the Indebtedness, all of Mortgagor's right, title and interest in and to any and all leases, land contracts or other agreements by which any part or all of the premises are being leased or purchased, including all modifications, renewals and extensions, and all of Mortgagor's rights in and to any purchase options contained in each lease or other agreement. Mortgagor will pay or cause to be paid each installment of rent or of principal or interest required to be paid by the lessee or buyer under each lease, land contract or other agreement, as and when it shall become due and payable, whether by acceleration or otherwise. Mortgagor will pay and perform, or cause to be paid and performed. all other obligations of the lessee or buyer under each lease, land contract or other agreement. If Mortgagor shall default in the payment of any installment of rent or of principal or interest or in the payment or performance of any other obligation under any lease, land contract or other agreement, then Bank shall have the right, but shall have no obligation, to pay the installment or installments, to pay or perform the other obligation on behalf of Mortgagor, and to exercise any rights of Mortgagor under the lease, land contract or other agreement, including any purchase option. All sums expended by Bank in doing so shall become part of the Indebtedness, payable by Mortgagor to Bank upon demand, together with interest at the lesser of (a) five percent above the rate of interest announced from time to time by Bank as its "prime" rate of interest, or (b) the highest rate to which Mortgagor could lawfully agree in writing ("Default Rate"). On receipt by Bank from the lessor or seller under a lease, land contract or other agreement of any written notice of default by the lessee or buyer, Bank may rely on the notice and take any action to cure the default even though the existence or nature of the default is questioned or denied by Mortgagor.

         4. Assignment of Leases and Contracts. Mortgagor assigns and mortgages to Bank. and grants to Bank a security interest in, as additional security for the Indebtedness, all of Mortgagor's right, title and interest in and to all existing and future oral or written leases of all or any part of the premises or of any interest in them and all existing and future land contracts or other agreements by which the premises or any interest in them is being or shall be sold, together with all rents and profits arising from, and all other proceeds of, those leases, land contracts or other agreements. Without the written consent of Bank, Mortgagor shall not cancel, accept a surrender of. modify, consent to an assignment of the lessee's interest under, or make any other assignment or other disposition of, any lease, land contract or other agreement or of any interest of Mortgagor in it and shall not collect or accept any payment of rent or of principal or interest or any other amount more than one month before it is due and payable. Mortgagor will pay and perform all obligations and covenants required of it by the terms of each lease, land contract or other agreement. If Mortgagor shall default in the payment or performance of any obligation or covenant, then Bank shall have the right. but shall have no obligation, to pay or perform it on behalf of Mortgagor, and all sums expended by Bank in doing so shall be payable by Mortgagor to Bank upon demand, together with interest at the Default Rate. Neither this paragraph nor Paragraph 11 of this Mortgage implies that Bank consents to the sale, lease or transfer of the premises or any interest in them.

         5. Minerals. Mortgagor assigns and mortgages to Bank, and grants to Bank a security interest in, as additional security for the Indebtedness, all of Mortgagor's right, title and interest in and to (a) all oil, gas and other minerals located in, on or under the premises, (b) all oil, gas or mineral leases, royalty agreements and other contracts that have been or in the future are entered into with respect to the premises or with respect to any oil, gas or other minerals located in, on or under the premises ("Mineral Leases"), and (c) all rents, profits, royalties and income at any time arising from the Leases or from the sale of oil, gas or other minerals located in, on or under the premises. Upon the occurrence of an event of default as defined in Paragraph 15 of this Mortgage, Bank shall be entitled to the present and full possession, receipt and use of and right to such oil, gas, other minerals, Mineral Leases, rents, profits, royalties and income, for application to the Indebtedness in any manner that Bank in its sole discretion shall determine.

         6. Taxes and Insurance. Mortgagor shall pay, or cause to be paid, before they become delinquent, all taxes, assessments and other similar charges levied upon or with respect to the premises and will promptly deliver to Bank satisfactory evidence of payment of them. Mortgagor shall cause all buildings, improvements and other insurable parts of the premises to be insured against loss or damage by fire, by hazards included within extended coverage and by other risks that Bank from time to time requires, in amounts and with insurers that are acceptable to Bank, and Mortgagor shall cause all premiums on the insurance to be paid when due. Bank shall not, however, require hazard insurance covering any building or buildings that are part of the premises to be in an amount greater than the replacement cost of the building or buildings. Within 45 days after Bank notifies Mortgagor that the premises are located in a special flood hazard area but are not covered by flood insurance in the amount required by applicable law (including, without limitation, the Federal Flood Insurance Act of 1968, as amended), Mortgagor shall obtain and at all times maintain in effect the required insurance. Each policy evidencing insurance required by this Paragraph shall provide that loss shall be payable to Bank as its interest shall appear at the time of the loss, shall contain a standard mortgage clause, shall be in form and substance acceptable to Bank and shall be delivered to Bank. Each policy shall provide that the insurer shall give Bank at least 10 days' prior written notice of any cancellation of or any material change in the insurance. Each renewal of each policy shall be delivered to Bank at least 10 days before the expiration date of the policy. Upon foreclosure of this Mortgage or other transfer of the premises in satisfaction of the Indebtedness, all right, title and interest of Mortgagor in and to any insurance policies then in force, including the right to any premium refund, shall vast in the purchaser or grantee. If there shall occur any destruction of or damage to the premises, Mortgagor shall give immediate notice to Bank, and Bank shall have the right to make proof of the loss or damage, if Mortgagor does not promptly do so. Bank is authorized to settle, adjust or compromise any claims for loss or damage under any insurance policy. Mortgagor shall immediately endorse and deliver to Bank all proceeds of any policy. Bank may require Mortgagor to pay a reasonable fee to Bank for determining whether the premises are located in a special flood hazard area, if either (i) Bank undertook the determination because of a revision of flood plain areas or (ii) Bank purchased required flood insurance, under Paragraph 9 of this Mortgage, after Mortgagor failed to purchase the required insurance following Bank's notification to Mortgagor that Mortgagor was required to do so.

         7. Escrow. Upon request by Bank, Mortgagor shall pay to Bank periodically, on each date that Bank shall designate, an amount equal to (a) the amount that Bank from time to time estimates will be sufficient to permit Bank to pay each annual tax, assessment and any other similar charge levied upon or with respect to the premises and each premium for flood insurance covering the premises, at least 30 days before it is due and payable, divided by (b) the number of regularly- scheduled payments upon the Indebtedness that will occur between (i) the date of Bank's request, the date of any now estimate by Bank of the amount of the annual tax, assessment, other charge or flood insurance premium or the date when Bank last paid the tax, assessment. or other charge or flood insurance premiums on behalf of Mortgagor (whichever date is applicable), and (ii) the thirtieth day before the tax, assessment, other charge or flood insurance premium will be due and payable. Upon demand by Bank, Mortgagor will pay to Bank any additional sums that are necessary to make up any deficiency in the amount necessary to enable Bank to pay fully those taxes, assessments, other similar charges and flood insurance premiums when due. All sums that Mortgagor pays to Bank under this paragraph may be commingled with general funds of Bank, and no interest shall be payable to Mortgagor with respect to them. If an event of default, as defined in Paragraph 15 of this Mortgage, occurs, then Bank may apply any funds of Mortgagor it then holds under this paragraph against the Indebtedness, in any manner that Bank shall determine.

         8. Maintenance and Repair. Mortgagor shall maintain the premises in good condition and repair; shall not commit or suffer any waste of the premises; shall not remove, demolish or substantially alter any building or fixture on the premises without the prior written consent of Bank; shall cause to be complied with all laws, ordinances, regulations and requirements of any governmental authority applicable to the premises or to activities on the premises; shall promptly repair, restore, replace or rebuild any part of the premises that is damaged or destroyed by any casualty; and shall promptly pay when due all charges for utilities and other services to the premises.

         9. Bank's Right to Perform; Receiver. If Mortgagor shall default in the performance of any obligation of Mortgagor under this Mortgage (including, without limitation, its obligations to keep the premises in good condition and repair, to pay taxes and assessments and to obtain and maintain insurance), then Bank shall have the right, but shall have no obligation, to perform, or cause to be performed, the obligation. and Mortgagor shall reimburse Bank on demand for all sums expended by Bank in doing so, together with interest at the Default Rate. Bank and any persons authorized by Bank shall have the right to enter upon the premises at all reasonable times for the purpose of inspecting the premises or effecting maintenance or repairs or taking any other action under the preceding sentence. The failure of Mortgagor to pay any taxes, assessments or similar charges upon the premises when due or to obtain and maintain required insurance shall constitute waste and shall entitle Bank, to the extent permitted by law, to the appointment by a court of competent jurisdiction of a receiver of the premises for the purpose of preventing the waste. The receiver, subject to the order of the court, may collect the rents and income from the premises and exercise control over the premises as the court shall order. Any payment or performance by Bank, under Paragraph 3 or Paragraph 4 of this Mortgage, of an obligation that Mortgagor has failed to perform under a lease, land contract or other agreement, and any exercise by Bank of any right, remedy or option under a lease, land contract or other agreement, shall not be considered an assumption by Bank of the lease, land contract or other agreement or of any obligation or liability under it.

         10. Condemnation. It all or any part of the premises are taken, whether temporarily or permanently, under power of eminent domain or by condemnation, the entire proceeds of the award or other payment for the taking shall be paid directly to Bank.

         11. Sale or Transfer. If there shall be a sale or transfer, by operation of law or otherwise, of all or any part of the premises, Bank may deal with the buyer or transferee with respect to this Mortgage and the Indebtedness as fully and to the same extent as it might with Mortgagor, without in any way releasing, discharging or affecting the liability of Mortgagor under this Mortgage and upon the Indebtedness, and without waiving Bank's right to accelerate payment of the Indebtedness, under Paragraph 15 of this Mortgage, by reason of the sale or transfer.

         12. Property Information. During any period when any part of the premises is leased, Mortgagor shall promptly furnish to Bank, upon Bank's request from time to time, (a) copies of all leases then in effect with respect to all or any part of the premises, including all amendments, (b) a written schedule that shows for each tenant the tenant's name, the current rental rate (including any percentage rent), any rental or leasing concessions, the units or area leased and the lease expiration date, (c) a description of any parts of the premises that are not then leased, (d) detailed financial statements relating to the premises, prepared in accordance with generally accepted accounting principles, for the periods and as of the dates that Bank shall require, which statements shall show, without limitation, all income and expenses, capital expenditures, tenant improvements, leasing commissions, and all indebtedness secured by mortgages or lions upon the premises, and (e) any additional information concerning the premises and the leasing of them that Bank shall request. Bank shall have the right at any reasonable time (whether or not any part of the premises is then being leased) to inspect and make copies of
Mortgagor's records concerning the premises and any lease of or other transaction or matter concerning the premises.

         13. Environmental and Access Law Warranties and Agreements. Mortgagor warrants and represents to Bank, and agrees, as follows:


         (a) Mortgagor, the premises and all activities of Mortgagor and all other persons on the premises are and shall continue to be in compliance with all environmental laws and all access laws. No part of the premises is or shall in the future be used as a "public accommodation," as defined in the federal Americans With Disabilities Act, as amended. The premises are not and shall not become a site or source of environmental contamination. Except as expressly disclosed by Mortgagor to Bank in writing, (i) nor asbestos or polychlorinated biphenyls are present on or contained in the premises, and (ii) the premises do not contain, and have never contained, an underground storage tank.

         (b) In this Mortgage, (i) "environmental law" means at any time any applicable federal, state, local or foreign law (including common law), ordinance, rule, regulation, permit, order or other legally binding requirement that then (A) regulates the quality of air, water, soil or other environmental media, (B) regulates the generation, management. transportation, treatment, storage, recycling or disposal of any wastes, (C) protects public health, occupational safety and health, natural resources or the environment, or (D) establishes liability for the investigation, removal or remediation of, or harm caused by, environmental contamination; (ii) "hazardous substance" means at any time any substance of waste that is then subject to or regulated by any environmental law; (iii) "environmental contamination" means the presence of a hazardous substance in or on, or the release, discharge or emission of a hazardous substance from, the premises in excess of any limit or criterion established or issued under any environmental law, and (iv) "access law" means at any time any applicable law, ordinance, rule, regulation or order that then regulates the accessibility of property to disabled persons, including, but not limited to, the federal Americans With Disabilities Act, as amended.

         14. Access to Premises. Bank and any persons authorized by Bank shall have the right to enter upon the premises at all reasonable times for the purpose of (i) appraising the premises, (ii) investigating (including, without limitation, sampling soil, water and air) whether the premises and activities upon them are in compliance with environmental laws and access laws and whether the premises are a site or source of environmental contamination or (iii) removing or remediating any environmental contamination. Without limiting the foregoing, Bank shall have the right to conduct and submit to appropriate governmental agencies a "baseline environmental assessment" of the premises within the meaning of Section 20101 of the Michigan Natural Resources and Environmental Protection Act, MCL 324.20101, as it shall be amended from time to time. If, at the time of the appraisal, investigation, assessment, removal or remediation, there shall have occurred and be continuing an event of default, as defined in Paragraph 15 of this Mortgage, then Mortgagor shall reimburse Bank on demand for all costs and expenses of the appraisal, investigation, assessment, removal or remediation, together with interest at the Default Rate. Mortgagor shall execute any consultant contract, waste manifest, notice and other documents that Bank requests to enable Bank to take or conduct any action or activity contemplated by this paragraph, if Mortgagor is given a reasonable opportunity to negotiate the terms of the contract. manifest, notice or other document.

         15. Events of Default Acceleration. Upon the occurrence of any of the following events of default, all or any part of the Indebtedness shall, at the option of Bank, become immediately due and payable without notice or demand: (a) If default occurs in the payment or performance of any of the Indebtedness, when and as It shall be due and payable, whether at Maturity or otherwise.

         (b) If default occurs in the performance of any other obligation to Bank under any instrument or under any other mortgage, security agreement, loan agreement, assignment, guaranty or other agreement that now or in the future secures or relates to any of the Indebtedness or that evidences, secures or relates to any guaranty of any of the Indebtedness ("Security Documents") or if default occurs in the performance of any obligation to Bank under this Mortgage, whether or not Bank shall have performed the obligation on Mortgagor's behalf, under Paragraph 9 of this Mortgage, and whether or not Mortgagor shall have reimbursed Bank for any payments or expenses it incurred in curing the default.

         (c) If any warranty, representation or statement that has been or is later made to Bank by Mortgagor or by any guarantor of all or part of the Indebtedness ("Guarantor") in this Mortgage or in any Security Document, credit application, financial statement or otherwise, shall have been false in any material respect when made or furnished.

         (d) It Mortgagor shall default in payment of the principal of or interest on any indebtedness for borrowed money now or later owed to any person other than Bank.

         (e) If Mortgagor or any of Mortgagor's partners (if Mortgagor is a partnership) or any Guarantor or any of the partners of a Guarantor that is a partnership shall die, dissolve, become insolvent or make an assignment for the benefit of creditors.

         (f) If Mortgagor, without the written consent of Bank, shall sell, convey or transfer the premises or any interest in the premises or any rents or profits from the premises or if any mortgage, lien or other encumbrance or any writ of attachment, garnishment, execution or other legal process shall be issued against or placed upon the premises or any interest in them or any rents or profits from them, except in favor of Bank, or it any part of the premises or any interest in them shall be transferred by operation of law.

         (g) If all or any material part of the premises shall be damaged or destroyed by fire or other casualty, regardless of insurance coverage for the loss, or shall be taken by condemnation or power of eminent domain.

         (h) If any law or government regulation shall impose a tax or assessment upon mortgages or debts secured by mortgages.

         (i) It any guaranty that now or in the future secures payment or performance of all or any part of the Indebtedness shall be terminated or limited, for any reason, without the written consent or agreement of Bank.

         (j) If at any time Bank in good faith believes that the prospect of payment or performance of any part or all of the Indebtedness is impaired.

         (k) If any lease, land contract, or other agreement by which Mortgagor is leasing or purchasing any interest in the premises shall be declared by the lessor or seller to be forfeited or terminated or if any suit or other action shall be begun to foreclose any land contract or to recover possession of all or any part of the premises by reason of any default or alleged default under any lease, land contract or agreement.

         If a voluntary or involuntary case of bankruptcy or receivership shall be started by or against Mortgagor or any of Mortgagor's partners (if Mortgagor is a partnership) or any Guarantor or any partner of any Guarantor that is a partnership, then the entire Indebtedness shall automatically become immediately due and payable, without notice or demand. All or any part of the Indebtedness also may become, or may be declared to be, immediately due and payable under the terms and conditions contained in any Security Document, Instrument or other agreement that at any time evidences, secures or relates to the Indebtedness.

         16. Remedies. Bank shall have all rights and remedies given by this Mortgage or otherwise permitted by law. In addition, if the Indebtedness shall not be paid at maturity, Bank shall have the right and is authorized:

         (a) To collect and receive all rents, profits, and other amounts that are due or shall in the future become due under the terms of any leases, land contracts or other agreements, now or in the future in effect. by which the premises or any interest in them are then being sold or leased or under any Mineral Lease, and to exercise any other right or remedy of Mortgagor under any lease, land contract, other agreement or Mineral Lease; but Bank shall have no obligation to make any demand or inquiry as to the nature or sufficiency of any payment received or to present or file any claim or take any other action to collect or enforce the payment of any amounts to which Bank may become entitled, and Bank shall not be liable for any of Mortgagor's obligations under any lease, land contract or other agreement.

         (b) To obtain or update abstracts of title. title searches, title insurance and surveys with respect to the premises, and Mortgagor shall reimburse Bank for all costs of doing so, together with interest at the Default Rate.

         (c) To foreclose this Mortgage by action under applicable law.

         (d) To exercise any and all rights and options under any lease, land contract or other agreement by which any part or all of the premises are then being leased or purchased, including any option to purchase the premises or to renew or extend the term of any lease, land contract or other agreement, but Bank shall have no obligation to exercise any right or option.

         All rights and remedies of Bank under this Mortgage, whether or not exercisable only on default, shall be cumulative and may be exercised from time to time, and no delay by Bank in the exercise of any right or remedy shall be a waiver of it, and no single or partial exercise of any right or remedy shall prevent other or further exercise of it or the exercise of any other right or remedy, except to the extent otherwise provided by law. In this Mortgage, "Maturity" means the time when the Indebtedness shall be or shall become due and payable, whether by the terms of the instruments or under Paragraph 15 of this Mortgage or otherwise.

         17. Security Interest in Fixtures. Mortgagor grants to Bank a security interest in all fixtures now or in the future located on the premises. If the Indebtedness is not paid at Maturity, Bank, at its option, may enforce this security interest in fixtures under the Michigan Uniform Commercial Code or other applicable law or may include fixtures in any foreclosure of this Mortgage under Paragraph 16 of this Mortgage. Any requirement of reasonable notice with respect to any sale or other disposition of fixtures shall be met if Bank sends the notice at least 5 days before the date of sale or other disposition.

         18. Indemnification. Mortgagor shall indemnity and hold harmless Bank with respect to any and all claims, demands, causes of action, liabilities, damages, losses, judgments and expenses (including attorney fees) that shall be asserted against or incurred by Bank by reason of (a) any representation or warranty by Mortgagor in this Mortgage being inaccurate in any respect, (b) any failure of Mortgagor to perform any of Mortgagor's obligations under this Mortgage, or (c) any past, present or future condition or use of the premises (whether known or unknown), other than excluded condition or use, including, but not limited to, liabilities arising under any "environmental law," as defined in Paragraph 13 of this Mortgage. An "excluded condition or use" is one that both
(i) does not exist or occur, to any extent, at any time before Mortgagor has permanently given up possession and control of the premises by reason of a foreclosure of this Mortgage or Bank's acceptance of a conveyance of the premises to Bank in lieu of foreclosure and (ii) was not caused or permitted to exist, in whole or part, by any act or omission of Mortgagor. Indemnification by Mortgagor under this paragraph shall not limit any other right or remedy (including Banks right to accelerate payment of the Indebtedness) that is available to Bank by reason of the circumstance in respect of which indemnity is made. Mortgagor's obligations under this paragraph shall survive foreclosure of this Mortgage and any conveyance of the premises in lieu of foreclosure.

         19. Waivers.

         (a) Mortgagor and any other person who in the future obtains a mortgage or lion upon, or any other interest in, the premises waives, with respect to any foreclosure of this Mortgage, (i) any right to marshaling of the premises and any right to require a minimum bid or "upset" price, and (ii) the benefit of any stay, extension, exemption or moratorium law, now existing or enacted in the future.

         (b) Bank may at any time release all or any part of the premises from the lien of this Mortgage or release the liability of any person for the Indebtedness, with or without consideration and without giving notice to, or obtaining the consent of, the holder of any mortgage or lien upon, or other interest in, the premises. A release shall not impair or affect the validity or priority of this Mortgage, regardless of the effect of the release upon the mortgage, lien or other interest or the holder of it. This subparagraph does not imply that Bank consents to the placing of a mortgage, lien or other encumbrance on the premises.

         (c) Mortgagor (i) waives notice of any advances or other extensions of credit included in the Indebtedness, (ii) waives any right to require Bank to sue upon or otherwise enforce payment of the Indebtedness or to enforce any security for it before exercising, its rights and remedies under this Mortgage, and (iii) agrees that the validity and enforceability of this Mortgage shall not be impaired or affected by any failure of Bank to obtain or perfect, or to secure priority of, any other security at any time given, or agreed to be given, by any person for the Indebtedness.

         (d) Bank is authorized, from time to time and without notice to or consent of Mortgagor and with or without consideration, to give and make any extensions. renewals, modifications, waivers, settlements and compromises, on such terms and conditions as Bank may see fit, with regard to any of the Indebtedness at any time owing by a Third-Party Obligor or with regard to any security for the Indebtedness that is not owned by Mortgagor. Any of these actions shall not impair or affect the validity or enforceability of this Mortgage.

         20. Expenses. Mortgagor shall pay to Bank on demand all expenses, including attorney fees and legal expenses, paid or incurred by Bank in collecting or attempting to collect the Indebtedness or in protecting and enforcing the rights of and obligations to Bank under any provision of this Mortgage, including, without limitation. taking any action in any bankruptcy, insolvency or reorganization proceeding concerning Mortgagor or foreclosing this Mortgage by advertisement or by action. The expenses shall bear interest. from the date paid or incurred by Bank, at the Default Rate.

         21. Application of Proceeds. If any rents or profits or any proceeds of insurance or proceeds of any condemnation or eminent domain award or proceeds from any sale of the premises at foreclosure are paid to Bank, Bank shall have the right to apply the rents or profits or proceeds, in amounts and proportions that Bank shall in its sole discretion determine, to the full or partial satisfaction of any or all of the indebtedness and obligations secured by this Mortgage, including any contingent or secondary obligations, whether or not they shall then be due and payable by the primary obligor.

         22. Other. Any notice to Mortgagor or to Bank shall be considered to be given if and when mailed, with postage prepaid, to the respective address of Mortgagor or Bank appearing on the first page of this Mortgage, or if and when delivered personally. The provisions of this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Bank and their respective successors, assigns, heirs and personal representatives. Any provision of this Mortgage prohibited or unenforceable by any applicable law shall be ineffective only to the extent and for the duration of the prohibition or unenforceability without invalidating the remaining provisions of this Mortgage. If Mortgagor is more than one person, their obligations under this Mortgage are joint and several, and the term "Mortgagor" refers to each of them and all of them.

         IN WITNESS WHEREOF, Mortgagor has signed this Mortgage as of the date stated on the first page of this Mortgage.

         BANK AND EACH MORTGAGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS, HIS OR HER RIGHT TO A TRIAL BY JURY IN ANY ACTION, INCLUDING ANY CLAIM, COUNTERCLAIM, CROSS-CLAIM OR THIRD-ARTY CLAIM ("CLAIM"), THAT IS BASED UPON, ARISES OUT OF OR RELATES TO THIS MORTGAGE OR THE INDEBTEDNESS, INCLUDING, WITHOUT LIMITATION, ANY CLAIM BASED UPON, ARISING OUT OF OR RELATING TO ANY ACTION OR INACTION OF BANK IN CONNECTION WITH ANY ACCELERATION OF THE INDEBTEDNESS OR ANY FORECLOSURE OR OTHER ENFORCEMENT OF THIS MORTGAGE.

                                    The   undersigned   persons   executing  the
                                    mortgage on behalf of Mortgagor  present and
                                    certify that they are duly elected  officers
                                    of Mortgagor and have been fully  empowered,
                                    by a  proper  resolution  of  the  Board  of
                                    Directors  of  Mortgagor,   to  execute  and
                                    deliver  the  mortgage  and  all   necessary
                                    corporate action for the making of such mortgage has been taken and done.

Witnesses:                          Non-individual Mortgagor(s):

                                    MORGAN DRIVE AWAY, INC.,
----------------------------        an Indiana Corporation

----------------------------
                                    By: /s/ Gary J. Klusman
                                       -----------------------------------------
                                       Gary J. Klusman
                                    Its: Exec. V.P. - Finance & Administration

                                    And by:
                                           -------------------------------------



STATE OF INDIANA       )
                       ) ss:
COUNTY OF _______      )

         This Mortgage was acknowledged before me on  ________________,  _______
(year), by ___________________________________________.




                         Notary Public, ________________ County, Indiana. My commission expires:
                                                -----------------------


STATE OF INDIANA               )
                               ) ss:
COUNTY OF St. Joseph           )

         This Mortgage was acknowledged before me on July 31, 2001, by Gary J. Klusman, the Executive Vice President - Finance & Administration of MORGAN DRIVE AWAY, INC., an Indiana Corporation, on its behalf.



                          Notary Public, ________________ County, Indiana. My commission expires:
                                                 ------------------------

This instrument prepared by
Jean P. Jones
Old Kent Bank
218 W. Washington Street
South Bend, IN  46601

                                   SCHEDULE A

The land is located in the County of Elkhart, State of Indiana described as follows:

Lot Numbered One (1) and  Thirty-three  (33) and a part of Lots Numbered  Thirty
(30), Thirty-one (31), and Thirty-two (32) as the said Lots are known and designated on the recorded Plat of BRENTWOOD MANOR, said Plat being recorded in Plat Book 3, page 77 in the Office of the Recorder of Elkhart County, and part of the West half (W 1/2) of Section One (1), Township Thirty- seven (37) North, Range Four (4) East, situated in Cleveland Township, Elkhart County, State of Indiana, and being more particularly described as follows:

Assuming the East line of the said Plat of BRENTWOOD MANOR to have a bearing of due North and South: Beginning at the Southeast corner of said Lot One (1); thence North Eighty-seven (87) degrees Zero (0) minutes West along the South line of said Lot One (1) a distance of One Hundred and thirteen hundredths (100.13) feet; thence due North along the West line of said Lot One (1) a distance of Three Hundred ninety-four and eight-eight hundredths (394.88) feet; thence due West along the South line of said Lot Thirty (30), a distance of Two Hundred six (206) feet to a point that is Ninety-four (94) feet East of the Southwest corner of said Lot Thirty (30); thence due North a distance of One Hundred seventy (170) feet to a point that is Thirty (30) feet South of the North line of said Lot Thirty (30); thence due West parallel with the North line of said Lot Thirty (30) a distance of Ninety-four (94) feet to the East line of J.D. Street, as the said Street is known and designated on said recorded plat of BRENTWOOD MANOR; thence due North along the East line of said J.D. Street, a distance of Fifty (50) feet to a point that is Twenty (20) feet North of the Southwest corner of said Lot Thirty-one (31); thence due East parallel with the South line of said Lot Thirty-one (31) a distance of Eighty-seven and five tenths (87.5) feet; thence due North a distance of One Hundred seventy (170) feet to a point that is Ten (10) feet South of the North line of said Lot
Thirty-one (31); thence due East parallel with the North line of said Lot Thirty-one (31) a distance of Eighty-seven and five tenths (87.5) feet; thence due North a distance of One Hundred forty-three and thirty-two hundredths (143.32) feet to a point that is Sixty-six and sixty-eight hundredths (66.68) feet South of the North line of said Lot Thirty-two (32); thence due West parallel with the North line of said Lot Thirty-two a distance of One Hundred seventy-five (175) feet to the East line of said J.D. Street; thence North along the East line of said J.D. Street a distance of Two Hundred sixty-six and sixty-eight hundredths (266.68) feet to the Northwest comer of said Lot Thirty-three (33); thence due East along the North line of said Lot Thirty-three
(33) a distance of Four Hundred (400) feet to the East line of the said plat of BRENTWOOD MANOR; thence due North along the East line of said Plat a distance of Eight Hundred fifty-nine and thirty-three hundredths (859.33) feet to the Northwest corner thereof, said point also being on the South line of Consolidated Rail Corporation, Sixty-six (66) foot wide right-of-way (formerly Elkhart and Western Railroad); thence North Eighty-nine (89) degrees Fifty-three
(53) minutes East along said  right-of- way line a distance of Six Hundred sixty
(660) feet to the Northeast corner of land described in deed to Morgan Drive Away, Inc. (Deed Record 238, page 261); thence due South along the East line of said Morgan Drive Away, Inc. land, a distance of Two Thousand fifty-six and eighty-three hundredths (2056.83) feet to the North right-of-way line of US Highway 20; thence South Eighty- nine (89) degrees Forty (40) minutes West along said right-of-way line a distance of Six Hundred sixty and one hundredth (660.01) feet to the place of beginning of this description.

EXCEPTING THEREFROM:

A part of the Northwest Quarter (NW 1/4) of Section One (1), Township Thirty-seven (37) North, Range Four (4) East, in Cleveland Township, Elkhart County, Indiana, being more particularly described as follows:

Assuming the East line of the recorded Plat of BRENTWOOD MANOR to have a bearing of due North and South beginning at the Northeast corner of Lot Numbered Thirty-seven (37) in said recorded Plat; said corner being the point of intersection of the East line of said recorded Plat with the South right-of-way line of the Consolidated Rail Corporation; thence North Eighty-nine (89) degrees Fifty-three (53) minutes East. along the South right-of-way line of said Rail Corporation, a distance of Six Hundred sixty (660) feet; thence due South parallel with the East line of said BRENTWOOD MANOR, a distance of Eight Hundred eighty and sixty-eight hundredths (880.68) feet; thence due West, a distance of Six Hundred sixty (660) feet to a point located on the East line of said BRENTWOOD MANOR; thence due North along the East line of said recorded Plat, a distance of Eight Hundred seventy-nine and thirty-three hundredths (879.33) feet to the place of beginning of this description.

RIGHTS AND BENEFITS of Ingress & Egress Easement as set out in Contract dated January 20, 1992 and recorded January 22, 1992 as Document number 92001365 in the Office of the Recorder of Elkhart County, Indiana.

                                       MORGAN DRIVE AWAY, INC.,
Date:  July 31, 2001                   an Indiana Corporation


                                       By
                                         ---------------------------------------
                                          Gary J. Klusman
                                       Its Exec. V.P. - Finance & Administration